Exhibit 23.4
DeGolyer and MacNaughton
5001 Spring Valley Road
Suite 800 East
Dallas, Texas 75244
October 18, 2007
Superior Energy Services, Inc.
1105 Peters Road
Harvey, LA 70058
Ladies and Gentlemen;
          We hereby consent to the references to DeGolyer and MacNaughton and to the inclusion of our estimates of reserves in Superior Energy Services, Inc.’s (the Company) Registration Statement on Form S-3 (the Registration Statement) to be filed with the United States Securities and Exchange Commission in October 2007, and to the inclusion by reference of the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, in the Registration Statement. Our estimates of the oil, condensate, and natural gas reserves of certain properties owned by the Company are contained in our report entitled “Appraisal Report as of December 31, 2006 on Certain Properties owned by SPN Resources, LLC.” SPN Resources, LLC is a wholly owned subsidiary of the Company. We further consent to the specific references to DeGolyer and MacNaughton as the independent petroleum engineering firm in the “Experts” section of the Registration Statement.

Very truly yours,
/s/ DeGOLYER and MacNAUGHTON
DeGOLYER and MacNAUGHTON